                                                                    EXHIBIT 11.1


                             THOUSAND TRAILS, INC.
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                   (Dollars and common shares in thousands)



                                                                                 Nine Months                   Nine Months
                                                                               Ended March 31,                Ended March 31,
                                                                                    1997                           1996
                                                                               ---------------                ---------------
PRIMARY:

Weighted average number of common shares outstanding......................              7,155                          3,703
Weighted average common stock equivalents (vested options under
 the Company's employee and director stock option plans)..................                314                              -
                                                                               ---------------                ---------------
Weighted average number of common shares outstanding......................              7,469                          3,703
                                                                               ===============                ===============

Income before extraordinary item..........................................             $2,025                         $4,760
Extraordinary item........................................................                  -                          1,390
                                                                               ---------------                ---------------
Net income allocable to common shareholders...............................             $2,025                         $6,150
                                                                               ===============                ===============

Income before extraordinary item..........................................              $0.27                          $1.29
Extraordinary item........................................................                  -                           0.37
                                                                               ---------------                ---------------
Primary net income per common share.......................................              $.027                          $1.66
                                                                               ===============                ===============


FULLY DILUTED:

Weighted average number of common shares outstanding......................              7,155                          3,703
Weighted average common stock equivalents (vested options under
 the Company's employee and director stock option plans)..................                388                              -
                                                                               ---------------                ---------------
Weighted average number of common shares outstanding......................              7,543                          3,703
                                                                               ===============                ===============

Income before extraordinary item..........................................             $2,025                         $4,760
Extraordinary item........................................................                  -                          1,390
                                                                               ---------------                ---------------
Net income allocable to common shareholders...............................             $2,025                         $6,150
                                                                               ===============                ===============

Income before extraordinary item..........................................              $0.27                          $1.29
Extraordinary item........................................................                  -                           0.37
                                                                               ---------------                ---------------
Fully diluted net income per common share.................................              $.027                          $1.66
                                                                               ===============                ===============

                             THOUSAND TRAILS, INC.
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                   (Dollars and common shares in thousands)



                                                                                Three Months                   Three Months
                                                                               Ended March 31,                Ended March 31,
                                                                                    1997                           1996
                                                                               ---------------                ---------------
PRIMARY:

Weighted average number of common shares outstanding......................               7,383                          3,703
Weighted average common stock equivalents (vested options under
 the Company's employee and director stock option plans)..................                 599                              -
                                                                               ---------------                ---------------
Weighted average number of common shares outstanding......................               7,982                          3,703
                                                                               ===============                ===============

Income before extraordinary item..........................................              $   49                         $6,645
Extraordinary item........................................................                   -                          1,390
                                                                               ---------------                ---------------
Net income allocable to common shareholders...............................                 $49                         $8,035
                                                                               ===============                ===============

Income before extraordinary item..........................................               $0.01                          $1.80
Extraordinary item........................................................                   -                           0.37
                                                                               ---------------                ---------------
Primary net income per common share.......................................               $0.01                          $2.17
                                                                               ===============                ===============


FULLY DILUTED:

Weighted average number of common shares outstanding......................               7,383                          3,703
Weighted average common stock equivalents (vested options under
 the Company's employee and director stock option plans)..................                 723                              -
                                                                               ---------------                ---------------
Weighted average number of common shares outstanding......................               8,106                          3,703
                                                                               ===============                ===============

Income before extraordinary item..........................................              $   49                         $6,645
Extraordinary item........................................................                   -                          1,390
                                                                               ---------------                ---------------
Net income allocable to common shareholders...............................                 $49                         $8,035
                                                                               ===============                ===============

Income before extraordinary item..........................................               $0.01                          $1.80
Extraordinary item........................................................                   -                           0.37
                                                                               ---------------                ---------------
Fully diluted net income per common share.................................               $0.01                          $2.17
                                                                               ===============                ===============

                                  Page 2 of 2